EXHIBIT 10.14

AMENDING AGREEMENT

THIS AMENDING AGREEMENT (this “Agreement”) is made effective as of the 6th day of October, 2014.

BETWEEN:

VIRURL, INC., a company incorporated under the laws of the State of Delaware and having an address at 137 Bay Street, Suite 7, Santa Monica, CA 90405

 (the “Company”)

AND:

GEOFFREY DESTEFANO, an individual having a business address c/o 137 Bay Street, Suite 7, Santa Monica, CA 90405

 (the “Executive”)

A.

The parties are parties to an employment agreement of even date herewith (the “Executive Agreement”) pursuant to which the Company has agreed to retain the Company to provide, and the Executive has agreed to provide, services as President of the Company; and

B.

The parties have agreed to amend the terms of the Executive Agreement as provided for in this Agreement.

NOW THEREFORE in consideration of the foregoing, and the respective covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

ARTICLE 1
AMENDMENTS

1.1

Amendments

The Parties hereby agree that the following terms of the Executive Agreement be amended as follows:

(a)

The first recital of the Executive Agreement is deleted in its entirety and replaced with the following:

“WHEREAS: (a) the Company, among other things, operates an online advertising platform that specializes in native advertising (the “Business”); and (b) the Company desires to retain the Executive as a consultant, with the intention, at a future date in accordance with the terms and conditions of this Agreement, to employ the Executive and the Executive desires to accept such consulting retainer and future employment, subject to the terms, conditions and covenants of this Agreement;”;

(b)

Section 1 is deleted in its entirety and replaced with the following:

“The Company hereby engages the Executive as a consultant, and the Executive agrees to consult with the Company for the period from the effective date of July 14, 2014 (the “Agreement Effective Date”) until the date that a registration statement on Form S-1 filed by the Company, or an affiliate thereof (the “Company’s S-1 Registration Statement”), is declared effective by the Securities and Exchange Commission (the “Registration Statement Effective Date”). From and after the Registration Statement Effective Date, the Company agrees to employ the Executive, and the Executive agrees to be employed by the Company as, the President of the Company, on the terms and conditions herein contained. The Executive shall, at all times during the term of this Agreement, report directly to the CEO and the board of directors of the Company.”;

(c)

Section 5(d) is deleted in its entirety and replaced with the following:

“Within 90 days of the Registration Statement Effective Date, the Company will grant the Executive 900,000 options to purchase common stock of the Company at an exercise price of $0.25 per share. If the Company shall merge with, acquire, or be acquired by, any entity during the first year following the Effective Date, the Executive shall receive, in place of the 900,000 options described in this section, a total of 2,100,000 options to purchase common stock in the surviving entity, if a merger, or the acquiring entity, if the Company is acquired, at an exercise price of $0.25 per share.  Notwithstanding the actual date of grant, 25,000 of the options will be deemed to have vested on the Agreement Effective Date, and 25,000 options will vest, or be deemed to have vested, each month thereafter. All of the Executive’s options shall vest upon a change of control of the Company (to be defined in a customary and reasonable manner), other than the acquisition of the Company by Revenue.com Corporation, if such proposed transaction proceeds, or other significant financial event involving the Company (other than the filing of the Company’s S-1 Registration Statement).”; and

(d)

Section 9(a) is deleted in its entirety and replaced with the following:

“The initial term of this Agreement (the “Initial Term”), and the Executive’s employment hereunder, shall be for a period of three years commencing on the Agreement Effective Date, unless sooner terminated in accordance with the provisions of this section 9(a) or section 10.  The Executive’s employment will be considered “At Will” and this Agreement can be terminated by either party at any time and for any reason upon the giving of written notice of such intent to the other party at least 30 days prior to the effective date of such termination. The Initial Term may be extended at any time by the mutual consent of the parties.”.

ARTICLE 2
MISCELLANEOUS

2.1

Governing Law; Venue

This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, will be governed by and interpreted and construed in accordance with the substantive laws of the State of California without regard to applicable choice of law provisions thereof.  The parties agree that any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be brought in a suitable court located in the State of California and each party irrevocably submits to the exclusive jurisdiction of those courts.

2.2

Severability

If any provision of this Agreement is held to be unenforceable, that provision is to be either modified to the minimum extent necessary to make it enforceable (if permitted by law) or disregarded (if not). If an unenforceable provision is modified or disregarded in accordance with this Section 2.2, the rest of this Agreement is to remain in effect as written, and the unenforceable provision is to remain as written in any circumstances other than those in which the provision is held to be unenforceable.

2.3

Entire Agreement

Except as amended hereby, the Executive Agreement continues in full force and effect. The Executive Agreement and this Agreement will be read and construed as one agreement (collectively, the “Amended Agreement”).  The Amended Agreement contains the entire understanding of the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings, agreements, negotiations and discussions, whether written or oral, between the parties. There are no representations, warranties, terms, conditions, undertakings, or collateral agreements or understandings, express or implied, between the Parties, other than those expressly set forth in the Amended Agreement.

2.4

Further Assurances

The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

2.5

Enurement

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

2.6

Time

Time is of the essence of this Agreement.

2.7

Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

VIRURL, INC.

By:

/s/ Francisco Diaz-Mitoma

           Francisco Diaz-Mitoma, CEO

/s/ Geoffrey DeStefano GEOFFREY DESTEFANO